Exhibit 3.1

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: 4307 INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is One Hundred Million (100,000,000) shares of common stock with $0.001 par value and Ten Million (10,000,000) shares of preferred stock with $0.001 par value.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 9th day of December, 2005 A.D.

The Company Corporation, Incorporator

By:	/s/ Keith R. Jones
Name: Keith R. Jones
Assistant Secretary

State of Delaware
Secretary of State
Division of Cozporations
Delivered 02:55 PM 12/09/2005
FILED 01:39 PM 12/09/2005
SRV 051004206 - 4074115 FILE	DE SC D-:CERTIFICATE OF INCORPORATION - SHORT SPECIMEN 09/00-1 (DESHORT)

State of Delaware
Secretary of State
Division or Corporations
Delivered 04:45 PM 03/29/2007
FILED 04:43 PM 03/29/2007
SRV 070378919 - 4074115 FILE

STATE OF DELAWARE
CERTIFICATION OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
4307 INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of 4307 Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof, The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate if Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to MagneGas Corporation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said 4307 Inc. has caused this certificate to be signed by Dr. Ruggero Maria Santilli, an Authorized Officer, this 26th day of March, 2007.

By:	/s/ Dr. Ruggero Maria Santilli
Authorized Officer
Title: Chief Executive Officer
Name: Dr. Ruggero Maria Santilli
Print or type

State of Delaware
Secretary of State
Division or Corporations
Delivered 05:15 PM 02/03/2009
FILED 05:15 PM 02/03/2009
SRV 090098785 - 4074115 FILE

STATE OF DELAWARE
CERTIFICATION OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of MagneGas Corporation resolutions were duly adopted, setting forth a proposed arnendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corpotation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said. Article shall be and read as foIlows:

The total number of shares of stock, which this corporation is authorized to issue is Nine-Hundred Million (900,000,000) shares of Common Stock, par value $.001 and Ten Million (10,000, 000) shares of Preferred Stock, par value $.001

SECOND: That thereafter, pursuant to resolution of its Board. of Directors, a special meeting of the stookbolders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of February, 2009

By:	/s/ Ruggero Maria Santilli
Authorized Officer
Title:	Chief Executive Officer
Name:	Dr. Ruggero Maria Santilli
Print or Type

State of Delaware
Secretary of State
Division or Corporations
Delivered 08:53 AM 06/25/2012
FILED 08:48 AM 06/25/2012
SRV 120770955 - 4074115 FILE

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
MAGNEGAS CORPORATION

Magnegas Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:
FIRST: The name of the Corporation is Magnegas Corporation.

SECOND: This Certificate of Amendment (this "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on December 9, 2005 (the "Certificate of Incorporation").

THIRD: The Article numbered FOURTH of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

FOURTH

The total number of shares of stock which the Corporation has authority to issue is Nine Hundred Ten Million (910,000,000) shares, which shall consist of (i) 900,000,000 shares of common stock, $.001 par value per share and (ii) 10,000,000 shares of preferred stock, $.001 par value per share.

Without regard to any other provision of this Certificate of Incorporation, each one (1) share of common stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share held by any stockholder and each fractional interest held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and hereby is automatically reclassified and changed (without any further act) into ten (10) fully-paid and nonassessable shares of common stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such I to 10 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of 6:01 p.m. EST on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 25th day of June, 2012.

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Name: Ermanno Santilli
Title: Chief Executive Officer